                                                                    Exhibit 12.1



                        NRG South Central Generating LLC
                 Consolidated Ratio of Earnings to Fixed Charges

                                                             For the Period
                                                             March 30, 2000
                                                              (Inception)
                                                            to June 30, 2000
                                                            ----------------
(In thousands)
Earnings:
    Income before taxes                                          $ 5,597
    Add:  Fixed Charges                                           18,861
                                                                 -------
                                                                  24,458
                                                                 -------
Fixed Charges:
    Interest expense                                              18,758
    Amortization of debt costs                                       103
                                                                 -------
                                                                 $18,861
                                                                 -------
Ratio of earnings to fixed charges                                  1.30